EXHIBIT 23.2



                   CONSENT OF EICHLER, BERGSMAN & CO., LLP

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated July 21, 1997 and November 26, 1997 on our audit of the Historical Summary of Combined Revenues and Certain Operating Expenses of certain properties acquired by New Plan Realty Trust (the "Trust") for the years ended May 31, 1997 and April 30, 1997, respectively, which are included in the Current Report on Form 8-K of the Trust dated January 23, 1998.


                                   EICHLER, BERGSMAN & CO., LLP


New York, New York
January 27, 1998